Exhibit 8.1

Entity Name	Jurisdiction of Incorporation	Name(s) Under Which it Does Business
OPC Energy Ltd.	Israel	OPC Energy Ltd.
OPC Rotem Ltd.	Israel	OPC Rotem Ltd.
OPC Hadera Ltd.	Israel	OPC Hadera Ltd.
Quantum (2007) LLC	USA	Quantum (2007) LLC
Tzomet Energy Ltd.	Israel	Tzomet Energy Ltd.
OPC Israel Energy Ltd.	Israel	OPC Israel Energy Ltd.
OPC Hadera Expansion Ltd.	Israel	OPC Hadera Expansion Ltd.
AGS Rotem Ltd.	Israel	AGS Rotem Ltd.
OPC Natural Gas Ltd.	Israel	OPC Natural Gas Ltd.
OPC Natural Gas LP	Israel	OPC Natural Gas LP
Gnrgy Ltd.	Israel	Gnrgy Ltd.
OPC Sorek 2 Ltd.	Israel	OPC Sorek 2 Ltd.
ICG Energy, Inc.	USA	ICG Energy, Inc.
OPC US Inc.	USA	OPC US Inc.
OPC Power Ventures LP	USA	OPC Power Ventures LP
CPV Group LP	USA	CPV Group LP
OPC US2 Inc.	USA	OPC US2 Inc.
CPV Group GP, LLC	USA	CPV Group GP, LLC
Competitive Power Ventures Inc.	USA	Competitive Power Ventures Inc.
CPV Renewable Energy Company Inc.	USA	CPV Renewable Energy Company Inc.
CPV Power Holdings LP	USA	CPV Power Holdings LP
CPV Renewal Power LP	USA	CPV Renewal Power LP
CPV Keenan II Renewable Energy Company, LLC	USA	CPV Keenan II Renewable Energy Company, LLC
CPV Maple Hill Solar, LLC	USA	CPV Maple Hill Solar, LLC
CPV Rogue’s Wind, LLC	USA	CPV Rogue’s Wind, LLC